UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2025

H2O America

(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Taylor Street,	San Jose,	CA	95110
(Address of principal executive offices)			(Zip Code)

(408) 279-7800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2025, H2O America (the “Company”) through its indirect subsidiary, SJWTX, Inc. (“TWC”), entered into an Asset Purchase Agreement (the “Regulated Business APA”), with Quadvest, L.P., a Texas limited partnership, as seller (“Quadvest Retail”) and the Company, as guarantor, pursuant to which, and subject to the terms and conditions set forth therein, Quadvest Retail has agreed to sell, and TWC has agreed to acquire, substantially all of the assets of Quadvest Retail related to the operation of Quadvest Retail’s water and sewer utility business (the “Regulated Business”) at a purchase price consisting of a base amount of $483.6 million, with certain adjustments based on capital expenditures (the “Regulated Business Transaction”). The Regulated Business Transaction will be subject to the satisfaction of various closing conditions set forth in the Regulated Business APA, including satisfaction of the closing conditions with respect to the Wholesale Business Transaction described below.

Concurrently on July 7, 2025, the Company, its indirect subsidiary, Texas Water Operation Services, LLC (“TWOS”) and TWC (together with the Company and TWOS, the “Purchasers”), entered into another Asset Purchase Agreement (the “Wholesale Business APA” and together with the Regulated Business APA, the “Agreements”), with Quadvest Retail and its affiliate, Quadvest Wholesale, LLC, a Texas limited liability company (“Quadvest Wholesale” and together with Quadvest Retail, the “Sellers”), pursuant to which, and subject to the terms and conditions set forth therein, Quadvest Wholesale has agreed to sell, and TWOS has agreed to acquire substantially all of the assets of Quadvest Wholesale related to the operation of the Quadvest Wholesale’s wholesale water and sewer business (the “Wholesale Business” and together with the Regulated Business, the “Businesses”) at a purchase price consisting of a base amount of $56.4 million, with certain adjustments based on capital expenditures (the “Wholesale Business Transaction”, and together with the Regulated Business Transaction, the “Transactions”). The Wholesale Business Transaction will be subject to the satisfaction of various closing conditions set forth in the Wholesale Business APA, including the simultaneous closing of the Regulated Business Transaction described above.

As described above, among other conditions to the closing of the Transactions described in each of the Agreements, the closing of the Regulated Business Transaction is conditioned upon the simultaneous closing of the Wholesale Business Transaction, and vice versa, such that neither Transaction will be consummated unless both Transactions are consummated concurrently. The closing of each of the Transactions is also subject to certain additional conditions described in the Agreements, including (i) approval by the Public Utility Commission of Texas (the “Utility Commission”) authorizing TWC and Quadvest Retail to consummate the Regulated Business Transaction, (ii) the expiration or termination of any required waiting periods applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Antitrust Act”), and (iii) certain other approvals and customary closing conditions.

Each of the Agreements contains certain termination rights for the respective Purchaser and Seller, including the ability to terminate the respective Agreement by mutual consent of the parties. The termination rights in each Agreement also allow the respective Purchaser or Seller to terminate the respective Agreement if the other party materially breaches the relevant Agreement and fails to cure the breach within 30 days of notice, or if the Transactions have not been completed within 18 months of signing (subject to an extension of up to an additional 18 months if needed to obtain approval by the Utility Commission to consummate the Regulated Business Transaction), subject to certain conditions. In addition, the Regulated Business APA provides that TWC will pay Quadvest Retail an aggregate termination fee of $21 million if the Regulated Business APA is terminated by TWC due to a final and non-appealable order of any court or other governmental or regulatory authority, that has not been vacated, withdrawn or overturned, restraining, enjoining or otherwise prohibiting consummation of the Regulated Business Transaction or if a governmental or regulatory authority imposes conditions on the consummation of the Regulated Business Transaction which has or is reasonably expected to have, a material and negative impact on the business, properties, financial condition or results of operations of the Company or the Regulated Business.

In each of the Agreements, the Purchasers and the Sellers have made customary representations and warranties and have agreed to customary covenants relating to the sale of each of the Businesses, including the requirement that each of the Sellers conduct their respective Businesses in the ordinary course, and to comply with certain additional covenants regarding the operation of each of the Businesses prior to the closing of the Transactions. In connection with the Transactions, the Sellers and their beneficial owners will also enter into separate agreements which provide certain non-compete, non-solicitation and non-disparagement protections to the Purchasers for a period of three years after the closing of the Transactions.

Subject to certain limitations, each of the Purchasers and the Sellers have agreed to indemnify each other for losses arising from certain breaches of each of the respective Agreements and certain other liabilities as described in the Agreements. The Purchasers have obtained a commitment for “representations and warranties” insurance which will provide coverage for certain breaches of representations and warranties of the Sellers contained in the respective Agreements, subject to certain deductibles, exclusions, policy limits and certain other terms and conditions.

The foregoing descriptions of the Agreements are not complete and are qualified in their entirety by reference to each of the Agreements, copies of which are attached hereto as Exhibit 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 8, 2025, the Company issued a press release announcing the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 of Form 8-K by reference.

The information in Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws relating to the Transactions and the anticipated timeline for the Transactions, as well as the anticipated future performance, financial and other benefits, scale, diversification, synergies, and strategic direction of the combined operations. These statements are based on current expectations, estimates, forecasts, and projections about the Company and its subsidiaries, and the industries in which the Company and its subsidiaries operate, as well as the beliefs and assumptions of the management of the Company. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “projects,” “plans,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “will,” “may,” “should,” “will,” “approximately,” “strategy,” or the negative of those words or other comparable terminology. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed or forecasted in any forward-looking statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the ability to obtain required regulatory approvals, including from the Utility Commission and the expiration or termination of the waiting period under the Antitrust Act; (2) the risk that the Transactions may not close on the anticipated timeline, or at all; (3) the ability to successfully integrate the Sellers' operations and realize the projected financial and other benefits of the Transactions, including the expectation that it will be accretive to the Company’s long-term EPS growth rate; (4) the accuracy of projections regarding the anticipated growth in Texas; (5) the continued availability and performance of the Sellers’ and the Company’s workforce and leadership teams during and after the transition; (6) the effect of water, utility, environmental and other governmental policies and regulations, including regulatory actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures, per- and polyfluoroalkyl substances and other decisions; (7) changes in demand for water and other services; (8) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic, or similar occurrences; (9) unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage; (10) the effect of the impact of climate change; (11) unexpected costs, charges, expenses, delays or operational challenges in scaling infrastructure and expanding service; (12) the Company's ability to successfully evaluate investments in new business and growth initiatives; (13) contamination of the Company's water supplies and damage or failure of the Company's water equipment and infrastructure; (14) the risk of work stoppages, strikes, and other labor-related actions; (15) changes and developments in general economic, political, legislative, business and financial market conditions; and (16) the ability to obtain financing on favorable terms, or at all (including financing for the Transactions in a timely manner), which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of the Company's outstanding indebtedness, and general market and economic conditions.

The risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

In addition, actual results are subject to these and other risks and uncertainties that relate more broadly to the Company's overall business, including those more fully described in the Company's filings with the SEC, including the Company's most recent reports on Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements are not guarantees of future performance, and speak only as of the date made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Documents
2.1#	Asset Purchase Agreement, dated July 7, 2025, by and among Quadvest, L.P., SJWTX, Inc., and H2O America.
2.2#	Asset Purchase Agreement, dated July 7, 2025, by and among Quadvest Wholesale, LLC, Quadvest, L.P., Texas Water Operation Services, LLC, SJWTX, Inc., and H2O America.
99.1	H2O America Press Release dated July 8, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tabs are embedded within Inline XBRL document.

# Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission, subject to the Company's right to request confidential treatment of any requested schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H2O AMERICA

Date: July 8, 2025	/s/ Andrew F. Walters
Andrew F. Walters, Chief Executive Officer